Exhibit 99.1

UNIGENE APPOINTS DAVID MOSKOWITZ AS CHIEF FINANCIAL OFFICER

Top-rated equity research veteran and distinguished pharmaceutical industry and Wall Street thought leader to drive Unigene’s strategic financial and capital markets efforts

MARCH 15, 2012 – BOONTON, N.J. -- Unigene Laboratories, Inc. (OTCBB: UGNE), today announced the appointment of David Moskowitz, RPh, MBA, to the position of Chief Financial Officer.  In this newly created position, Mr. Moskowitz will serve as a member of the company’s executive leadership team and lead the strategic direction of Unigene’s financial and capital markets activities.

Mr. Moskowitz joins Unigene after spending the previous 13 years as a top-rated equity research analyst covering large-cap pharmaceutical, specialty pharmaceutical, biotechnology, and generic drug companies.  Most recently, Mr. Moskowitz served as a senior pharmaceutical analyst for Roth Capital Partners, LLC where he developed research coverage of emerging specialty pharma and biotechnology companies. Mr. Moskowitz received the 2011 StarMine Analyst Award as the top stock picker among U.S. Biotechnology Analysts.

Ashleigh Palmer, President and CEO of Unigene, stated, “We are extremely excited to welcome David to Unigene and look forward to benefiting from his in-depth knowledge of the pharmaceutical market space, strategic financial perspective, industry and Wall Street network, and strong credibility and reputation within the investment community.  In executing Unigene’s turnaround strategy, we recognized the appointment of a chief financial officer would be a critical step in accelerating the next phase of our growth and addressing the priority challenge for Unigene in 2012, our substantial debt.  Given the profound significance of this new role for Unigene, the person assuming the position must possess superior strategic, analytical and financial capabilities, while having a keen understanding of the numerous dynamics at play within the pharmaceutical industry.  I have no doubt whatsoever that David is the individual we have been searching for.”

Prior to his position at Roth Capital, Mr. Moskowitz held directorial and senior-level pharmaceutical and healthcare equity analyst positions with Madison Williams & Co., Caris & Co., Friedman Billings Ramsey & Co., UBS Warburg, LLC, and Standard & Poor’s.

Mr. Moskowitz remarked, “I have spent the better part of my career analyzing the pharmaceutical industry with a contrarian focus and, in particular, identifying those companies poised to redefine a therapeutic category and market.  Having closely followed the Company for almost a year, without question, Unigene represents such an opportunity.  Its validated Peptelligence™ oral peptide delivery platform and exciting, late-stage development pipeline have enabled Unigene to carve out a position as the leader in what I believe will be one of the next great patient-treatment and therapeutic breakthroughs – the transition of peptides from injectable to oral delivery.”

Moskowitz continued, “While Unigene’s current debt position represents a significant hurdle to overcome, I believe this management team has established a track record of delivering results and this has fundamentally transformed the Company.  Moving forward, our priorities are clear.  It is now up to us as a team to leverage this tremendous progress, address the debt and restructure our balance sheet, unlock the enormous growth potential and shareholder value that resides within Unigene, and fulfill the promise of what I believe to be one of the most compelling companies in the pharmaceutical industry.”

Among his numerous career highlights, Mr. Moskowitz served as managing director, co-director of equity research, pharmaceutical analyst for Madison Williams where he helped to build the firm’s equity research team, eventually overseeing seven senior analysts and three associates.  At Caris & Co., Mr. Moskowitz held the position of senior managing director, director of equity research, pharmaceutical analyst, leading a team of 14 senior analysts and ensuring the quality, frequency and regulatory compliance of the firm’s research product.  During his tenure at Friedman Billings Ramsey & Co., Mr. Moskowitz played integral roles in strengthening the firm’s equity research division, where he expanded the team from three to 12 analysts, and rebuilding its healthcare investment banking practice, growing the unit from zero to 12 employees within a year.

Mr. Moskowitz holds an MBA in Finance/Pharmaceutical Industry Studies from Fairleigh Dickinson University and a BS in Pharmacy from Rutgers University.  He currently holds Series 7, 24 (Principal), 63, 86, and 87 licenses and is a registered pharmacist.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to whether: Tarsa’s efforts to seek FDA approval for OSTORA, including the possible timing of an NDA submission in the second half of 2012; Tarsa’s use of the proceeds from its convertible promissory note and warrant financing; OSTORA’s potential to become the first orally delivered peptide approved by the FDA; approval (if any) of OSTORA will further validate the Company’s oral peptide drug delivery technology platform; the Company’s investment in Tarsa will provide a meaningful return to Unigene that will ultimately benefit out stockholders; the Note acquired from Tarsa will be converted, accelerated and/or extended’ the Warrant acquired from Tarsa will be exercised or adjusted; the Company will maintain a 20% stake in Tarsa or such stake will be subject to liquidation or dilution; the Company will receive any sales-related milestone payments and royalties on worldwide sales.  We have based these forward-looking statements on our current expectations and projections about future events, including our cash flow projections. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors, Inc.
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com  / amielach@tiberend.com

SOURCE:  Unigene Laboratories, Inc.